EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 10, 2010

September 10, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	-0.4%	-1.2%	-6.0%
Class B Units	-0.5%	-1.3%	-6.4%
Legacy 1 Class Units	-0.3%	-1.1%	-4.8%
Legacy 2 Class Units	-0.4%	-1.1%	-5.0%
Global 1 Class Units	-0.2%	-1.1%	-5.1%
Global 2 Class Units	-0.2%	-1.1%	-5.3%
Global 3 Class Units	-0.3%	-1.1%	-6.5%

S&P 500 Total Return Index2	0.5%	5.8%	0.9%
Barclays Capital U.S. Long Government Index2	-1.1%	-4.3%	15.5%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Corn	Increase	The Department of Agriculture reported this year’s corn production will be lower than previously estimated
Wheat	Decrease	Decreased demand for U.S. wheat due to improved growing conditions in Argentina and Australia
Sugar	Increase	Increased buying by large commodity funds and concerns about future supplies caused by flooding in Pakistan

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Currencies
Sector/Market	Price Action	Cause
Euro	Decrease	Concerns regarding the validity of the EU’s recent stress tests on the Eurozone banking sector
Australian dollar	Increase	Optimistic economic indicators for the Australian economy and reports showing an increase in Chinese importing activity
New Zealand	Increase	Elevated demand for higher-yielding currencies

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

Energy
Sector/Market	Price Action	Cause
Crude oil	Increase	The drop in U.S. jobless claims may be a sign the economy is improving
Natural gas	Decrease	Liquidations caused by mildly warm weather forecasts for the U.S.

Grant Park’s longer-term trading advisors are predominantly short the energy sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
North American equities	Increase	Positive unemployment results and reports the U.S. trade deficit was lower than estimated
Asian equities	Increase	A strong employment report from Australia
European equities	Increase	European debt concerns are believed to be weakening following reports the Portuguese financial situation may be improving

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Fixed Income
Sector/Market	Price Action	Cause
Global fixed-income markets	Decrease	Increased risk appetite followed strong gains in the global equity markets

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Precious metals	Decrease	Liquidations prompted by an improvement in investor sentiment
Copper	Decrease	Concerns financial regulation changes in China could hinder demand for industrial commodities

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.